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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BOSTON SCIENTIFIC CORPORATION
(Name of Registrant as Specified In Its Charter)
BOSTON SCIENTIFIC CORPORATION
(Name of Person(s) Filing Proxy Statement)

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Natick, Massachusetts
April 5, 2002

Dear Fellow Stockholder:

        You are cordially invited to attend Boston Scientific Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 7, 2002, beginning at 10:00 A.M. Eastern Daylight Time, at the FleetBoston Financial Building, 100 Federal Street, Boston, Massachusetts.

        This year you are being asked to elect six directors. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" the nominees.

        At the meeting, management will also report on the Company's performance and an opportunity will be provided for stockholders to ask questions.

        The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

        Thank you for your cooperation.

                      Very truly yours,

                      Pete Nicholas
                       Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        Natick, Massachusetts
April 5, 2002

        The Annual Meeting of Stockholders of Boston Scientific Corporation will be held at the FleetBoston Financial Building, 100 Federal Street, Boston, Massachusetts on Tuesday, May 7, 2002, beginning at 10:00 A.M. Eastern Daylight Time, for the following purposes:

  (1)
  To elect four Class I directors to serve until the 2005 Annual Meeting of Stockholders, one Class II director to serve until the 2003 Annual Meeting of Stockholders and one Class III director to serve until the 2004 Annual Meeting of Stockholders;

  (2)
  To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

        Stockholders of record at the close of business on March 15, 2002 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

        Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

                      By Order of the Board of Directors

                      Paul W. Sandman
                       Secretary

        YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE EITHER (1) DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED, OR (2) CALL THE TOLL-FREE NUMBER ON THE PROXY CARD, OR (3) VOTE VIA THE INTERNET VIA THE PROXY CARD.

ONE BOSTON SCIENTIFIC PLACE
NATICK, MASSACHUSETTS 01760
April 5, 2002

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Annual Meeting

        The Annual Meeting of Stockholders of Boston Scientific Corporation ("Boston Scientific" or the "Company") will be held on Tuesday, May 7, 2002, beginning at 10:00 A.M. Eastern Daylight Time, at the FleetBoston Financial Building, 100 Federal Street, Boston, Massachusetts. At this meeting, stockholders will be asked to elect six directors. Management of the Company will also report on the Company's performance during fiscal 2001 and respond to questions from stockholders.

Who is entitled to attend and vote at the Annual Meeting?

        Stockholders of record at the close of business on March 15, 2002 are entitled to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of Boston Scientific common stock that you own and are entitled to vote.

What constitutes a quorum at the meeting?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on March 15, 2002, the record date, will constitute a quorum for purposes of this meeting. As of the record date, 405,776,152 shares of Boston Scientific common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes (described below) will be counted.

How do I vote by proxy?

        Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

        If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

  •
  FOR the election of each of the six nominees for director.

        If any other matter is presented, your proxy will vote your shares in accordance with his best judgment. At present, the Board knows of no other business which is intended to be acted on at the Annual Meeting.

Can I vote by telephone or electronically?

        If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone or electronically through the Internet by following the instructions printed on your proxy card.

How do I vote if my shares are held by my broker?

        If your shares are held by your broker in "street name", you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer electronic or telephonic voting.

What discretion does my broker have to vote my shares held in "street name"?

        New York Stock Exchange rules allow your broker to vote your shares with respect to the election of directors even if it does not receive instructions from you, so long as it holds your shares in its name. There are, however, certain matters with respect to which brokers do not have such discretionary authority. Should such a matter come to a vote at the Annual Meeting, your shares will not be voted on that matter. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Can I change my vote after I return my proxy card?

        Yes. You may change your vote at any time before the proxy is exercised at the Annual Meeting. To change your vote, you may:

  •
  file with the Secretary of the Company a written notice "revoking" your earlier vote;

  •
  submit to our transfer agent a properly completed and signed proxy card with a later date;

  •
  vote again telephonically or electronically; or

  •
  vote in person at the meeting.

        The last dated proxy or vote cast will be counted.

How do I vote in person?

        If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 15, 2002, the record date for voting.

How do I vote my 401(k) and OUS GESOP shares?

        If you participate in the Boston Scientific Corporation 401(k) Retirement Savings Plan or live outside of the United States and participate in the Company's Global Employee Stock Ownership Plan ("GESOP"), you will receive a single proxy card that covers shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If any of your plan accounts are not registered in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Properly completed and signed proxy cards will serve to instruct the trustees and fiduciaries of the Company's 401(k) Retirement Savings Plan and GESOP how to vote any Company shares held by the 401(k) Retirement Savings Plan or GESOP on your behalf.

What vote is required to approve each proposal?

  •
  For the Election of Directors.  The six nominees for director who receive the most votes from those shares present or represented at the Annual Meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

  •
  Other Matters.  The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for most other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

Is voting confidential?

        Yes. Proxy cards, ballots and voting tabulations are treated as confidential by the Company. Generally, only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to these documents.

How is the Company soliciting proxies?

        Proxies will be solicited chiefly by mail, but additional solicitations may be made by electronic delivery, telephone or other media by the officers or employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

PROPOSALS TO BE VOTED UPON

Proposal 1: Election of Directors.

        Currently, the Board of Directors of the Company consists of 11 members, divided into three approximately equal classes. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. Occasionally a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal. The terms of the Company's Class I directors expire at this Annual Meeting. The Board has nominated each incumbent Class I director, Ray J. Groves, Peter M. Nicholas, Warren B. Rudman and James R. Tobin, to stand for re-election for a term of three years expiring at the Company's 2005 Annual Meeting. In addition, the Board has nominated Uwe E. Reinhardt to stand for election to serve as a Class II director to hold office until the expiration of the current Class II term at the 2003 Annual Meeting and Ursula M. Burns to stand for election as a Class III director to hold office until the expiration of the current Class III term at the 2004 Annual Meeting. Each nominee elected as a director will continue to hold office until his and her successor has been elected and qualified. If all six directors are elected, the Board of Directors will be increased to thirteen members, divided into three approximately equal classes.

        The Company knows of no reason why any of the nominees would be unable to serve as a director. Should, however, such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

CLASS I DIRECTORS (Term Expires 2005)
The Nominees
Ray J. Groves Age 66 Director since 1999
Mr. Groves is President and Chief Operating Officer of Marsh Inc., a subsidiary of Marsh & McLennan Companies, Inc. He served as Chairman of Legg Mason Merchant Banking, Inc. from 1995 to 2001. Mr. Groves also served as Chairman and Chief Executive Officer of Ernst & Young for 17 years until his retirement in 1994. Mr. Groves currently serves as a member of the Boards of Directors of American Water Works Company, Inc., Electronic Data Systems Corporation and Marsh & McLennan Companies, Inc. Mr. Groves serves on the Boards of Trustees of the New York State Public Policy Institute and is a member of the Council on Foreign Relations. He is a former member of the Board of Governors of the American Stock Exchange and the National Association of Securities Dealers. Mr. Groves is former Chairman of the Board of Directors of the American Institute of Certified Public Accountants. He is a member and former Chair of the Board of Directors of The Ohio State University Foundation and a member of the Dean's Advisory Council of the Fisher College of Business. He is a former member of the Board of Overseers of The Wharton School, University of Pennsylvania and served as the Chairman of its Center for the Study of the Service Sector. Mr. Groves is a managing director, a member of the executive committee and Secretary-Treasurer of the Metropolitan Opera Association. Mr. Groves received a B.S. degree from The Ohio State University.

CLASS I DIRECTORS (Term Expires 2005)
The Nominees
Peter M. Nicholas Age 60 Director since 1979
Mr. Nicholas, a co-founder of the Company, has been Chairman of the Board since 1995. He has been a director since 1979 and served as the Chief Executive Officer from 1979 to March 1999 and Co-Chairman of the Board from 1979 to 1995. Prior to joining the Company, he was corporate director of marketing and general manager of the Medical Products Division at Millipore Corporation, a medical device company, and served in various sales, marketing and general management positions at Eli Lilly and Company. He is currently a member of the Executive Committee and Board of Trustees of Duke University, the American Academy of Achievement and the National Academy of Arts and Sciences, and in the past has served on several for profit and not-for-profit boards. After college, Mr. Nicholas served as an officer in the U.S. Navy, resigning his commission as lieutenant in 1968. Mr. Nicholas received a B.A. degree from Duke University, and an M.B.A. degree from The Wharton School of the University of Pennsylvania. He is also the brother of N.J. Nicholas, Jr., a director of the Company.
Warren B. Rudman Age 71 Director since 1999
Senator Rudman joined the Company as a Director in October 1999. Senator Rudman became a partner in the international law firm Paul, Weiss, Rifkind, Wharton and Garrison in 1992 after serving two terms as a U.S. Senator from New Hampshire from 1980 to 1992. Senator Rudman serves on the Boards of Trustees of Valley Forge Military Academy, the Brookings Institution, and the Council on Foreign Relations. He also serves on the boards of Allied Waste Industries, Inc., The Chubb Corporation, Collins & Aikman Corporation, Raytheon Corporation and several funds managed by the Dreyfus Corporation. He is also the founding co-chairman of the Concord Coalition. Senator Rudman received a B.S. degree from Syracuse University and a LL.B. from Boston College Law School and served in the U.S. Army during the Korean War.
James R. Tobin Age 57 Director since 1999
Mr. Tobin is the President, Chief Executive Officer and director of Boston Scientific. Prior to joining the Company, Mr. Tobin served as President and Chief Executive Officer of Biogen, Inc. from 1997 to 1998 and Chief Operating Officer of Biogen from 1994 to 1997. From 1972 to 1994, Mr. Tobin served in a variety of executive positions with Baxter International, including President and Chief Operating Officer from 1992 to 1994. Previously, he served at Baxter as Managing Director in Japan, Managing Director in Spain, President of Baxter's I.V. Systems Group and Executive Vice President. Mr. Tobin currently serves on the Boards of Directors of Beth Israel Deaconess Medical Center, the Carl J. Shapiro Institute for Education and Research, Curis, Inc. and Applera Corporation (formerly PE Corporation). Mr. Tobin holds an A.B. from Harvard College and an M.B.A. from Harvard Business School. Mr. Tobin also served as a lieutenant in the U.S. Navy from 1968 to 1972.

CLASS II DIRECTORS (Term Expires 2003)
The Nominee
Uwe E. Reinhardt Age 64 Nominated 2002
Dr. Reinhardt has been nominated by the Board of Directors to stand for election as a Class II director at the Company's 2002 Annual Meeting of Stockholders. Dr. Reinhardt is the James Madison Professor of Political Economy and Professor of Economics and Public Affairs at Princeton University, where he has taught since 1968. Dr. Reinhardt is a senior associate of the University of Cambridge, England and serves on the Boards of Trustees of Duke University and the Duke University Health System. He was recently elected to the Board of Directors of the Amerigroup Corporation. Dr. Reinhardt is also a member of the National Advisory Council (NAC) for Health Care Policy, Research and Evaluation for the Agency for Healthcare Research and Quality, U.S. Department of Health and Human Services. Dr. Reinhardt received a Bachelor of Commerce degree from the University of Saskatchewan, Canada and a Ph.D. in economics from Yale University.
CLASS III DIRECTORS (Term Expires 2004)
The Nominee
Ursula M. Burns Age 43 Nominated 2002
Ms. Burns has been nominated by the Board of Directors to stand for election as a Class III director at the Company's 2002 Annual Meeting of Stockholders. Ms. Burns is President of the Document Systems and Solutions Group and Corporate Senior Vice President of Xerox Corporation. After joining Xerox in 1980, Ms. Burns advanced through several engineering and production management positions. Ms. Burns served as Vice President and General Manager, Departmental Business Unit from 1997 to 1999, Senior Vice President, Worldwide Manufacturing and Supply Chain Services from 1999 to 2000 and Senior Vice President, Corporate Strategic Services from 2000 until her most recent appointment in October of 2001. She serves on the Board of Directors of Banta Corporation, Hunt Corporation, the National Association of Manufacturers, University of Rochester Medical School and the Industrial Management Council of Rochester. Ms. Burns earned a Bachelor of Science degree from Polytechnic Institute of New York and a Master of Science degree in mechanical engineering from Columbia University.

        The Board recommends that you vote "FOR" the election of all six nominees for director.

STOCK OWNERSHIP

Who are the largest owners of the Company's stock?

        Set forth below are stockholders known by the Company to beneficially own more than 5% of the Company's common stock. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options or warrants that are exercisable currently or within 60 days. Unless otherwise indicated, the persons and entities named below have sole voting and investment power over the shares listed. The table below sets forth information, as of February 1, 2002, regarding the beneficial ownership of these individuals and entities with the exception of Barclay's Global Investors, N.A. whose information is presented as of December 31, 2001. As of February 1, 2002, there were 405,678,768 shares of Company common stock outstanding.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
As of February 1, 2002

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
John E. Abele(1) c/o Boston Scientific Corporation One Boston Scientific Place Natick, MA 01760	29,419,569	7.3%
Robert M. Dombroff as Trustee of The Abele Children's Irrevocable Trust Dated October 29, 1979 c/o Bingham, Dana LLP 100 Pearl Street Hartford, CT 06103	34,708,567	8.6%
Peter M. Nicholas(2) c/o Boston Scientific Corporation One Boston Scientific Place Natick, MA 01760	55,292,101	13.6%
Promerica, L.P.(3) Peter M. Nicholas, General Partner c/o Bingham, Dana LLP 100 Pearl Street Hartford, CT 06103	52,117,340	12.9%
Barclays Global Investors, N.A. (4) 45 Fremont Street San Francisco, CA 94105	27,220,818	6.8%

(1)
Includes 808,600 shares of common stock held by a charitable trust of which Mr. Abele shares voting and investment control, 1,300,000 shares of common stock held by a corporation of which Mr. Abele is the sole stockholder and director, 230,719 shares held by trust for the benefit of Mr. Abele's daughter to which Mr. Abele is a trustee and 120,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan. Excludes 200,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to which Mr. Abele disclaims beneficial ownership.
(2)
Includes 52,117,340 shares of common stock held by Promerica, L.P., separately presented, a family limited partnership of which Mr. Peter Nicholas is general partner and with respect to which Mr. Peter Nicholas is deemed to have beneficial ownership, 1,675,043 shares held jointly by Mr. Peter Nicholas and his spouse, with whom he shares voting and investment power, 76,000 shares held by Mr. Peter Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997 for the benefit of Mr. N. J. Nicholas, Jr.'s children, and 807,443 shares subject to exercisable options granted pursuant to the Company's 1995 and 2000 Long-Term Incentive Plans. Excludes 170,954 shares of common stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Peter Nicholas' children and spouse with respect to which Mr. Peter Nicholas disclaims beneficial ownership.
(3)
These shares are also included in the shares held by Mr. Peter Nicholas, separately presented, because as general partner of Promerica, L.P., Mr. Nicholas is deemed to have beneficial ownership of these shares.
(4)
Based solely on information in reports filed by the beneficial owners under Section 13(d) or 13(g) of the Securities Act of 1934 on February 12, 2002. The Company assumes no responsibility for the information presented.

How much stock do the Company's directors, nominees and executive officers own?

        The following table shows, as of February 1, 2002, the amount of common stock of the Company beneficially owned by:

  •
  the Company's directors and nominees;

  •
  the executive officers of the Company named in the Summary Compensation Table below; and

  •
  all of the directors, nominees and executive officers of the Company as a group.

STOCK OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
As of February 1, 2002

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding
John E. Abele(1)	29,419,569	7.3%
Ursula M. Burns	0	*
Joseph A. Ciffolillo(2)	277,771	*
Joel L. Fleishman(3)	60,500	*
Marye Anne Fox(4)	2,278	*
Ray J. Groves(5)	13,670	*
Lawrence L. Horsch(6)	47,038	*
Ernest Mario (7)	50,278	*
N.J. Nicholas, Jr.(8)	106,893	*
Peter M. Nicholas(9)	55,292,101	13.6%
Uwe E. Reinhardt	0	*
Warren B. Rudman(10)	9,049	*
James R. Tobin(11)	895,000	*
Lawrence C. Best(12)	2,165,473	*
Paul A. LaViolette(13)	559,813	*
Paul W. Sandman(14)	348,878	*
All directors and executive officers as a group(15)	90,483,737	22.0%

*
Reflects beneficial ownership of less than one percent (1%) of the outstanding common stock of the Company.

(1)
Includes 808,600 shares of common stock held by a charitable trust of which Mr. Abele shares voting and investment control, 1,300,000 shares of common stock held by a corporation of which Mr. Abele is the sole stockholder and director, 230,719 shares held by trust for the benefit of Mr. Abele's daughter of which Mr. Abele is a trustee and 120,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan. Excludes 200,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to which Mr. Abele disclaims beneficial ownership.

(2)
Excludes 1,324,550 shares held by a trust of which Mr. Ciffolillo's spouse and children are trustees and beneficiaries, with respect to which Mr. Ciffolillo disclaims beneficial ownership. Includes 200,000 shares of common stock subject to a forward sale agreement as to which Mr. Ciffolillo has voting, but no dispositive power, 12,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan and 2,000 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Ciffolillo has sole voting but not investment power.

(3)
Includes 22,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan and 2,000 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Fleishman has sole voting but not investment power. Excludes 4,000 shares held by a charitable foundation of which Mr. Fleishman is the president and with respect to which Mr. Fleishman disclaims beneficial ownership.

(4)
Includes 278 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors and 2,000 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Dr. Fox has sole voting but not investment power.

(5)
Includes 5,170 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors and 4,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan. Excludes 2,000 shares of restricted common stock with respect to which Mr. Groves has deferred under the Company's Deferred Compensation Program.

(6)
Includes 20,492 shares of common stock subject to exercisable options granted pursuant to the SCIMED Life Systems, Inc. 1991 Directors' Stock Option Plan and 19,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan, as well as 1,762 shares owned jointly with Mr. Horsch's wife, with respect to which Mr. Horsch shares voting and investment power. Also includes 2,000 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Horsch has sole voting but not investment power.

(7)
Includes 278 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors. Excludes 2,000 shares of restricted common stock with respect to which Dr. Mario has deferred under the Company's Deferred Compensation Program.

(8)
Includes 19,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan and 7,894 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors. Also includes 60,000 shares held by a self-directed IRA and 20,000 shares of common stock held by Mr. N.J. Nicholas, Jr., as sole trustee of a revocable trust for the benefit of Mr. N.J. Nicholas, Jr.'s wife and children. Excludes 76,000 shares held by Peter Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children and 2,000 shares of restricted common stock with respect to which Mr. N.J. Nicholas has deferred under the Company's Deferred Compensation Program, with respect to all of which Mr. N. J. Nicholas, Jr. disclaims beneficial ownership.

(9)
Includes 52,117,340 shares of common stock held by Promerica, L.P., separately presented, a family limited partnership of which Mr. Peter Nicholas is general partner and with respect to which Mr. Peter Nicholas is deemed to have beneficial ownership, 1,675,043 shares held jointly by Mr. Peter Nicholas and his spouse, with whom he shares voting and investment power, 76,000 shares held by Mr. Peter Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children, and 807,443 shares subject to exercisable options granted pursuant to the Company's 1995 and 2000 Long-Term Incentive Plans. Excludes 170,954 shares of common stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Peter Nicholas' children and spouse with respect to which Mr. Peter Nicholas disclaims beneficial ownership.

(10)
Includes 4,716 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors and 1,333 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Director Stock Option Plan. Excludes 2,000 shares of restricted common stock with respect to which Sen. Rudman has deferred under the Company's Deferred Compensation Program and 500 shares of common stock owned by Sen. Rudman's spouse with respect to all of which he disclaims beneficial ownership.

(11)
Includes 895,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1995 and 2000 Long-Term Incentive Plans.

(12)
Includes 2,152,794 shares of common stock subject to exercisable options granted to Mr. Best pursuant to certain Stock Option Agreements dated June 22, 1992 and the Company's 1995 and 2000 Long-Term Incentive Plans as well as 5,333 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Best has sole voting but not investment power.

(13)
Includes 542,666 shares of common stock subject to exercisable options granted pursuant to the Company's 1992, 1995 and 2000 Long-Term Incentive Plans as well as 5,333 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. LaViolette has sole voting but not investment power.

(14)
Includes 326,333 shares of common stock subject to exercisable options granted pursuant to the Company's 1992, 1995 and 2000 Long-Term Incentive Plans as well as 5,333 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Sandman has sole voting but not investment power. The balance (except two shares) is held jointly by Mr. Sandman and his spouse, with whom he shares voting and investment control. Excludes 1,450 shares of common stock held by Mr. Sandman as custodian for his child and as to which he disclaims beneficial ownership.

(15)
Please refer to footnotes 1 through 14 above.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

Who sits on the Company's Board of Directors?

        Currently, the Board of Directors of the Company consists of 11 members, divided into three approximately equal classes. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. Occasionally a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal. The terms of the Company's Class I directors expire at this Annual Meeting. The Board has nominated each incumbent Class I director, Ray J. Groves, Peter M. Nicholas, Warren B. Rudman and James R. Tobin, to stand for re-election to serve as Class I directors for a term of three years expiring at the Company's 2005 Annual Meeting. In addition, the Board has nominated Uwe E. Reinhardt to stand for election as a Class II director to hold office until the expiration of the current Class II term at the 2003 Annual Meeting and Ursula M. Burns to stand for election as a Class III director to hold office until the expiration of the current Class III term at the 2004 Annual Meeting. Each nominee elected as a director will continue in office until his or her successor has been elected and qualified. If all six directors are elected, the Board of Directors will be increased to thirteen members, divided into three approximately equal classes.

        The Company knows of no reason why any of the nominees would be unable to serve as a director. Should, however, such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

        The following directors hold the Company's remaining Board seats:

Class II Directors (Term Expires 2003)
Name
John E. Abele Age 65 Director since 1979
Mr. Abele, a co-founder of the Company, has been a director of Boston Scientific since 1979, Founder Chairman since 1995 and Co-Chairman from 1979 to 1995. Mr. Abele held the position of Treasurer from 1979 to 1992 and Vice Chairman and Founder, Office of the Chairman from February 1995 to March 1996. He was President of Medi-tech, Inc. from 1970 to 1983, and prior to that served in sales, technical and general management positions for Advanced Instruments, Inc. Mr. Abele is the Vice Chairman of the Board and Treasurer of the FIRST (For Inspiration and Recognition of Science and Technology) Foundation and is also a member of numerous not-for-profit boards. Mr. Abele received a B.A. degree from Amherst College.

Class II Directors (Term Expires 2003)
Joel L. Fleishman Age 67 Director since 1992
Mr. Fleishman served as President of The Atlantic Philanthropies from September 1993 until January 2001, when he became Senior Advisor of that organization. He is also Professor of Law and Public Policy and has served in various administrative positions, including First Senior Vice President, at Duke University, since 1971. Mr. Fleishman is a founding member of the governing board of the Duke Center for Health Policy Research and Education and was the founding director of Duke University's Terry Sanford Institute of Public Policy. He is the director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions. Mr. Fleishman also serves as Chairman of the Board of Trustees of The John and Mary Markle Foundation, Vice-Chairman of the Board of Trustees of the Urban Institute and as a director of Polo Ralph Lauren Corporation. Mr. Fleishman received A.B., M.A. and J.D. degrees from the University of North Carolina at Chapel Hill and an LL.M. degree from Yale University.
Lawrence L. Horsch Age 67 Director since 1995
Mr. Horsch has served as Chairman of Eagle Management & Financial Corp, a management consulting firm, since 1990. Previously, he had been Chairman of the Board of SCIMED Life Systems, Inc. from 1977 to 1994, director from 1977 to 1995 and Acting Chief Financial Officer from 1994 to 1995. He was Chairman and Chief Executive Officer of Munsingwear, Inc., from 1987 to 1990. Mr. Horsch received a B.A. degree from the University of St. Thomas and an M.B.A. degree from Northwestern University.
Ernest Mario Age 63 Director since 2001
Dr. Mario is the Founder of Apothogen, Inc., a pharmaceutical development company, and has served as a senior executive of a number of major international companies. From 1993 to 1997, Dr. Mario served as Co-chairman and Chief Executive Officer of ALZA Corporation, a research-based pharmaceutical company and Chairman and Chief Executive Officer from 1997 to 2001. Dr. Mario presently serves on the Boards of Directors of Catalytica Energy Systems, Inc., Maxygen, Inc., Millenium Pharmaceuticals, Inc., Orchid Biosciences, Inc., Pharmaceutical Product Development, Inc. and SonoSite, Inc. He is also active with a number of educational and health care organizations. He is a Trustee of Duke University and Chairman of the Board of the Duke University Health System. He is the Chairman of the American Foundation for Pharmaceutical Education and serves as an advisor to the colleges of pharmacy at the University of Maryland, the University of Rhode Island and Rutgers University. Dr. Mario holds a B.S. in Pharmacy from Rutgers, and a M.S. and Ph.D. in Physical Sciences from the University of Rhode Island.

Class III Directors (Term Expires 2004)
Name
Joseph A. Ciffolillo Age 63 Director since 1979	Mr. Ciffolillo joined the Company in 1983 as President of Medi-tech, Inc. During his tenure at the Company, he also served as President of Microvasive, Inc. and as Executive Vice President and Chief Operating Officer from 1989 until his retirement in 1996. In 1992, Mr. Ciffolillo became a director of the Company. Previously, Mr. Ciffolillo spent twenty years with Johnson & Johnson where he held a number of management positions including Executive Vice President of Codman and President, Johnson & Johnson Orthopedic Company, a company he helped start. Mr. Ciffolillo is a member of the Spray Venture Fund Investment Committee and member of the Board of Directors or MedSource Technologies, Inc. He also serves on a number of private company boards. Mr. Ciffolillo is Chairman of the Advisory Board of the Health Science Technology Division of Harvard University and the Massachusetts Institute of Technology. Mr. Ciffolillo received his B.A. from Bucknell University where he also serves as a Member of the Board of Trustees.
Marye Anne Fox Age 54 Director since 2001	Dr. Fox is Chancellor of North Carolina State University and Professor of Chemistry. From 1976 to 1998, she was a member of the faculty at the University of Texas, where she taught chemistry and held the Waggoner Regents Chair in Chemistry from 1991 to 1998. She served as the University's Vice President for Research from 1994 to 1998. Dr. Fox is the Co-Chair of the National Academy of Sciences' Government-University-Industry Research Roundtable and serves on President Bush's Council of Advisors on Science and Technology. She has served as the Vice Chair of the National Science Board. She also serves on the boards of a number of other scientific, technological and civic organizations, and she is a member of the Board of Directors of Red Hat Corp. and the Camille and Henry Dreyfus Foundation. She also serves on the Board of Directors of the W.R. Grace Co., a specialty chemical company that filed a petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in April 2001. Dr. Fox holds a B.S. in Chemistry from Notre Dame College, an M.S. in Organic Chemistry from Cleveland State University, and a Ph.D. in Organic Chemistry from Dartmouth College.
N.J. Nicholas, Jr. Age 62 Director since 1994	Mr. Nicholas is a private investor. Previously, he served as President of Time, Inc. from September 1986 to May 1990 and Co-Chief Executive Officer of Time Warner, Inc. from May 1990 until February 1992. Mr. Nicholas is a director of Xerox Corporation and Priceline.com. He has served as a director of Turner Broadcasting and member of the President's Advisory Committee for Trade Policy and Negotiations and the President's Commission on Environmental Quality. Mr. Nicholas is also Chairman of the Advisory Board of the Columbia University Graduate School of Journalism, a Trustee of the Environmental Defense Fund and a member of the Council on Foreign Relations. Mr. Nicholas received an A.B. degree from Princeton University and an M.B.A. degree from Harvard Business School. He is also the brother of Peter Nicholas, Chairman of the Board of Boston Scientific.

What committees has the Board established?

        As of December 31, 2001, the Board of Directors had standing Audit, Executive Compensation and Human Resources, and Corporate Governance Committees. In December 2001, the Board of Directors established a Strategic Investment Committee as an additional standing committee of the Board.

BOARD COMMITTEE MEMBERSHIP
As of February 1, 2002

Name	Audit Committee	Executive Compensation and Human Resources Committee	Governance Committee	Strategic Investment Committee
Joseph A. Ciffolillo	*
Joel L. Fleishman	*	*	*
Marye Anne Fox		*		*
Ray J. Groves		*	*
Lawrence L. Horsch	*	*
Ernest Mario	*			*
N.J. Nicholas, Jr.				*
Peter M. Nicholas			*
Warren B. Rudman		*	*
James R. Tobin				*

        Audit Committee.    The Audit Committee met six times during fiscal year 2001. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting, internal control, independent audit and reporting practices and to maintain, by way of regularly scheduled meetings, a direct line of communication among the directors, management, the Company's internal auditors and the Company's independent auditors. The Audit Committee recommends the selection of the Company's independent auditors, evaluates their independence and reviews the reports and other services provided by the independent auditors. The Audit Committee is also responsible for monitoring the Company's adherence to established corporate policies, codes and practices. The Audit Committee is governed by a written charter adopted by the Board of Directors, a copy of which is attached as an Appendix to this proxy statement. Each of the members of the audit committee is independent and financially literate, including at least one who has accounting or financial management expertise, as required of audit committee members by the New York Stock Exchange, Inc. In accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, Inc., the Audit Committee Report can be found on page 23 of this Proxy Statement.

        Executive Compensation and Human Resources Committee.    The Compensation Committee met seven times during fiscal year 2001. The Executive Compensation and Human Resources Committee (the "Compensation Committee") is responsible for granting stock options and other awards to the Company's key employees, administering the Company's incentive plans and reviewing and recommending the compensation of the Company's executive officers. The Compensation Committee is also responsible for overseeing the process of succession planning and management development within the Company.

        Corporate Governance Committee.    The Corporate Governance Committee met five times during fiscal year 2001. The Corporate Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominations are consistent with the needs of the Company, reviewing the independence and performance of all members of the Board, recommending Board committee assignments, reviewing and recommending Board policies and procedures, and assessing Board performance. In addition, the Corporate Governance Committee is responsible for recommending to the Board candidates for Chief Executive Officer, evaluating the performance of the Chief Executive Officer, and developing an ongoing succession plan for the Chief Executive Officer. The Board has adopted a Corporate Governance Manual which outlines the role, responsibilities and structure of the Board and its committees. The Corporate Governance Committee is directed to review the Corporate Governance Manual on an annual basis.

        Strategic Investment Committee.    In December 2001, the Board established a Strategic Investment Committee. The primary role of this Committee is to provide a forum within the Board to review the Company's long-term strategic objectives, including its shorter-term acquisition and investment strategies and how these shorter-term activities fit within the Company's overall business objectives. In its charter, the Committee is charged with providing Board oversight of the Company's strategic planning and activities, approving strategic transactions for which the Board has delegated authority, and making recommendations to the Board regarding larger transactions. In addition, the Committee has responsibility to review periodically with management the Company's strategic business objectives, and the manner in which transactional activity can contribute to the achievement of those objectives, and to review with management on a regular basis contemplated strategic opportunities. The Committee is further charged with conducting periodic reviews of completed transactions for the purposes of assessing the degree of success achieved, testing the extent to which the projections and other assumptions relied upon in approving transactions have been borne out, identifying the factors differentiating more successful transactions from less successful ones and evaluating the strategic contributions resulting from these transactions.

How often did the Board meet in 2001?

        The Board met in person or telephonically nine times in fiscal year 2001. Each director attended more than 75% of the meetings of the Board and of the Committees on which he or she served with the exception of Sen. Warren Rudman. In addition, Dr. Fox and Dr. Mario were elected to serve as members of the Board in October 2001 and did not participate in the meetings held by the Board and its Committees prior to that date.

How are the Company's directors compensated?

        Employee Directors.    Directors who are also employees of the Company receive no additional compensation for serving on the Board or its Committees.

        Non-employee Directors.    The Company compensated its non-employee directors as follows:

  •
  an annual retainer of $35,000;

  •
  an annual fee of $5,000 for each Board Committee chaired by the non-employee director;

  •
  an annual option grant of 2,000 shares of Boston Scientific common stock; and

  •
  an annual grant of 2,000 shares of restricted Boston Scientific common stock.

        In addition, the Company paid during 2001 approximately $1,200 on behalf of Mr. Ciffolillo for a term life insurance policy.

        Options to purchase common stock are granted to non-employee directors at the fair market value on the date of the grant. The options become exercisable in three approximately equal installments, commencing on the first anniversary of the date of grant and have a ten year term. Non-employee directors are also granted an annual restricted stock award, the shares of which become free from restriction upon the expiration of each director's current term of office. The annual option grant and restricted stock awards are generally made on the date of each Annual Meeting, but if a director is elected to the Board on a date other than the Annual Meeting, an option grant and restricted stock award is made on the date the director is first elected to the Board. Non-employee directors may defer receipt of the annual retainer, Committee chair fees and restricted stock award under the Company's Deferred Compensation Program, which allows these moneys to be invested in common stock equivalents as well as other investment options.

Arrangements for the Election of Directors.

        The Company does not have any current arrangements relating to the election of directors to its Board.

Related Party Transactions

        During 2001, the Company paid $300,000 in fees to charter an aircraft owned by a corporation of which the Company's Chairman of the Board is the sole stockholder. The aircraft was used, on occasion, by executives of the Company for business purposes. In light of the global nature of the Company's business and current air travel security issues, the Company entered into an agreement in December 2001 to purchase the aircraft for $19,362,500. The transaction closed in the first quarter of 2002. The purchase price was based on a third party, independent appraisal, which the Company believes is at a value consistent with an arm's-length transaction. The Company expects that the aircraft will be stored and maintained at an airport hangar which is affiliated with Mr. Peter Nicholas. Amounts paid for this service will be at market rates.

Executive Officers

Who are the Company's executive officers as of March 31, 2002?

Name	Title
Peter M. Nicholas	Director, Chairman of the Board
James R. Tobin	Director, President and Chief Executive Officer
John E. Abele	Director, Founder Chairman
Lawrence C. Best	Senior Vice President—Finance & Administration and Chief Financial Officer
Fred A. Colen	Senior Vice President and Chief Technology Officer
Paul Donovan	Vice President, Corporate Communications
Paul A. LaViolette	Senior Vice President and Group President, Cardiovascular
Robert G. MacLean	Senior Vice President—Human Resources
Stephen F. Moreci	Senior Vice President and Group President, EndoSurgery
Arthur L. Rosenthal	Senior Vice President and Chief Scientific Officer
Paul W. Sandman	Senior Vice President, Secretary and General Counsel
James H. Taylor, Jr	Senior Vice President—Corporate Operations

        Biographical information concerning the Company's executive officers can be found under the caption "Directors and Executive Officers of the Company" included in the Company's 2001 Annual Report on Form 10-K, which is incorporated by reference in this Proxy Statement. Stockholders may obtain a copy of this report, without exhibits, for no charge by requesting it in writing from the Company at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Investor Relations.

        In November 2001, Mr. Peter Nicholas announced his intention to reduce his involvement in the daily management of the Company. Mr. Nicholas intends to complete the transition from his executive role by the time of the Annual Meeting. He will remain Chairman of the Board.

  How were the Company's executive officers compensated in 2001?

        The following tables show salaries, bonuses, options and other compensation paid during the last three years, options granted in 2001 and options exercised in 2001 for the Chief Executive Officer and the next four most highly compensated executive officers of the Company (the "Named Officers") as of December 31, 2001.

SUMMARY COMPENSATION TABLE
As of December 31, 2001

	Annual Compensation (1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Restricted Stock (2)	Shares Underlying Stock Options	All Other Compensation (3)
James R. Tobin President and Chief Executive Officer	2001 2000 1999	$763,069 729,996 700,000	$610,000 408,798 458,992	0 0 0	45,000 930,000 1,000,000	$10,260 14,661 7,400
Peter M. Nicholas (4) Founder and Chairman of the Board	2001 2000 1999	700,003 700,003 747,000	491,000 392,002 590,925	0 0 0	35,000 572,250 0	74,811 87,698 99,725
Lawrence C. Best Senior Vice President—Finance & Administration and Chief Financial Officer	2001 2000 1999	435,011 415,001 397,000	369,096 249,001 235,290	$0 368,000 0	30,000 770,000 20,000	7,860 7,113 6,458
Paul A. LaViolette Senior Vice President and Group President, Cardiovascular	2001 2000 1999	400,026 385,008 320,000	390,323 207,904 225,021	0 368,000 0	30,000 320,000 40,000	24,643 25,431 26,501
Paul W. Sandman Senior Vice President, Secretary and General Counsel	2001 2000 1999	345,010 326,040 312,000	292,732 234,739 184,860	0 368,000 0	25,000 275,000 20,000	28,816 31,718 34,951

(1)
The Company annually provides executive officers an executive benefit package, in addition to regular employee benefits such as contributory health insurance, consisting of:
•
executive life insurance; and
•
an allowance in the amount of $25,000 for other perquisites such as company cars, medical examinations and financial, estate and tax planning services.

  In addition, the Company annually provides for transportation services as an executive benefit to Mr. Peter Nicholas.

(2)
On January 3, 2000, Messrs. Best, LaViolette and Sandman received awards of restricted common stock each in the amount of 16,000 shares vesting in three nearly equal installments beginning with the first anniversary of the award. The awards are subject to certain tax withholding and forfeiture provisions and each underlying share would be entitled to receive dividends if the Company declares and pays dividends on its common stock. The amounts reflected in this table represent the value of the restricted stock award on the date of grant, based on the last reported sales price of the Company's common stock on the New York Stock Exchange ($23.00). As of December 31, 2001, Messrs. Best, LaViolette and Sandman each held 10,666 shares of restricted stock valued at $257,264.
(3)
The following amounts paid to or on behalf of the named executive officer is included in the table under the caption "All Other Compensation":
	Company Match (401(k) Plan)	Net Premium*	Premium Paid**
James R. Tobin	$5,100	—	$5,160
Peter M. Nicholas	—	$74,811	—
Lawrence C. Best	5,100	—	2,760
Paul A. LaViolette	5,100	19,543	—
Paul W. Sandman	5,100	23,716	—

  *
  Net Premium represents the net cost on an actuarial basis to the Company of premiums paid on behalf of Messrs. Nicholas, LaViolette and Sandman for split dollar life insurance which will be recovered by the Company at a later date.
  **
  Premium Paid represents amounts paid by the Company on behalf of Messrs. Tobin and Best for term life insurance.
(4)
The amounts reflected in Mr. Peter Nicholas' bonus column include awards of $1,000 in 2001, $500 in 2000 and $1,000 in 1999 to Mr. Peter Nicholas in connection with the issuance of patents in his name pursuant to an established employee recognition program.

2001 OPTION/SAR GRANTS

				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Percent of Total Options Granted to Employees in 2001(2)
	Number of Shares Underlying Options Granted(1)
		Exercise or Base Price per Share
Name			Expiration Date
				5%	10%
James R. Tobin	45,000.82%	$25.00	12/17/11	$707,506	$1,792,960
Peter M. Nicholas	35,000.64%	$25.00	12/17/11	$550,283	$1,394,525
Lawrence C. Best	30,000.55%	$25.00	12/17/11	$471,671	$1,195,307
Paul A. LaViolette	30,000.55%	$25.00	12/17/11	$471,671	$1,195,307
Paul W. Sandman	25,000.45%	$25.00	12/17/11	$393,059	$996,089

(1)
Options to purchase shares of common stock were granted to the Named Officers on December 17, 2001 at the fair market value on the date of grant and vesting over four years in equal annual installments on the anniversary date of the grant.

(2)
In 2001, options to purchase 5,498,198 shares of the Company's common stock were granted to key employees of the Company.

(3)
These columns represent hypothetical future values of the Company's common stock obtainable upon exercise of stock options, net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission and do not necessarily reflect management's assessment of the Company's future stock price performance.

TOTAL 2001 OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUES
As of December 31, 2001

Name	Shares Acquired on Exercise	Value Realized	Number Exercisable	Number Unexercisable	Value Exercisable (1)	Value Unexercisable (1)
James R. Tobin	0	0	695,000	1,280,000	$3,127,700	$6,415,600
Peter M. Nicholas	0	0	807,443	681,500	$5,378,046	$3,584,605
Lawrence C. Best	0	0	2,152,794	913,334	$25,861,830	$5,464,075
Paul A. LaViolette	0	0	542,666	358,334	$4,431,619	$1,903,075
Paul W. Sandman	126,000	$1,677,376	326,333	306,667	$2,001,846	$1,651,837

(1)
These values reflect the difference between the exercise price per share of in-the-money options and the last reported sales price ($24.12) of the Company's common stock on the New York Stock Exchange on December 31, 2001, the last trading day of 2001, multiplied by the applicable number of shares underlying the options.

Do the Company's executive officers have any special employment, termination of employment or change-in-control arrangements?

        James R. Tobin serves as President and Chief Executive Officer of the Company pursuant to a letter agreement dated March 17, 1999. The agreement provides for an initial base salary of $700,000 and an option grant of 1,000,000 shares of common stock. The option vests over a period of five years and provides for accelerated vesting if Mr. Tobin is terminated without cause by the Company. The exercise price of the option is the market price on the date of the grant.

        Lawrence C. Best serves as Senior Vice President—Finance and Administration and Chief Financial Officer of the Company pursuant to a letter agreement dated June 22, 1992. The agreement establishes the principal responsibilities of Mr. Best and provides for minimum annual base salary of $300,000 and minimum annual bonus of $25,000. In addition, the agreement provides for the grant of stock options to Mr. Best generally consistent with the terms of the Company's 1992 Long-Term Incentive Plan, but providing for accelerated vesting upon termination without cause or following a material reduction in position, salary or responsibilities.

        During 2000, the Company provided a home improvement loan in the amount of $400,000 to Paul A. LaViolette, Senior Vice President and Group President, Cardiovascular. The principal balance on the loan bears interest at the then-current applicable federal rate for medium term notes (approximately 6%) until the principal balance is paid in full. Principal, together with interest compounded quarterly, shall be due and payable in October 2005.

        In addition to these agreements, key executives of the Company, including the Named Officers, have retention agreements with the Company. In general, the retention agreements entitle key executives to a lump sum payment of three times the executive's base salary and assumed on-plan incentive bonus (or prior year's bonus, if higher), if either the executive's employment is terminated (other than for cause) or his duties are diminished following a change in control. The executive will also be entitled to continuation of health and other welfare benefits for three years. In addition, the Company will compensate the executive for any excise tax liability he may incur by reason of payments made under the agreement.

        Additionally, under certain circumstances all stock options granted to executive officers, including the Named Officers, under (i) the Company's 1992 Long-Term Incentive Plan prior to October 30, 2001 will become immediately vested and exercisable in full in the event of a "change in control" and the value of all outstanding stock options will be cashed out, (ii) the Company's 1995 Long-Term Incentive Plan prior to October 30, 2001 will, unless otherwise determined by the Compensation Committee, become immediately exercisable and be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control, and (iii) the Company's 2000 Long-Term Incentive Plan prior to December 2000 may become vested and immediately exercisable and/or converted into an option or other award to acquire securities of equivalent kind and value to the option or award held immediately prior to a "change in control" or Covered Transaction (as defined in the Plan). In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity. Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options.

REPORT ON EXECUTIVE COMPENSATION FOR 2001 BY THE EXECUTIVE
COMPENSATION AND HUMAN RESOURCES COMMITTEE

What is the Company's executive compensation philosophy?

        The Company's compensation programs are designed to motivate, reward and retain executive talent of the caliber necessary to provide long-term growth opportunities for the Company's stockholders.

        Executives are principally compensated through base salary, performance-based annual bonus and periodic long-term option grants. This three-part compensation approach enables the Company to remain competitive with its industry peers while ensuring that executive officers are appropriately incentivized to deliver short-term results while creating sustainable long-term stockholder value. The Compensation Committee has chosen to put a significant portion of the Company's executives' pay "at risk," with targets consistent with those typically established by other high performing organizations with which the Company competes and the Company's strategic plan.

        In evaluating and establishing rates of base, bonus and long-term incentive pay, the Compensation Committee has periodically sought the assistance of independent compensation consultants who, among other things, have assembled information concerning compensation levels and philosophies adopted by companies in the same market for executive talent. In particular, the independent consultants have compared the Company's total compensation program, which includes base salary, annual bonus pay, long-term performance incentives, perquisites and executive benefits with programs offered by other companies of comparable size and employee populations in the medical device, high technology and biotechnology businesses. The consultants also have looked at compensation levels and programs established by general industrial companies with similar corporate revenues. No third party review was sought for executive compensation levels established for 2001.

        Fiscal 2001 executive compensation levels and targets were set giving due consideration to the size and complexity of the Company's business and in line with the Company's competition.

Executive Base Salary for 2001

        Salaries paid to executive officers (other than the Chief Executive Officer and Chairman of the Board) are based upon recommendations of the Chief Executive Officer presented to the Compensation Committee for approval or modification. In general, base salaries are set at levels consistent with the average rate paid by the Company's competitors.

        To remain competitive in the industry and to acknowledge individual officer's contributions and objectives, modest base salary increases for executive officers (other than the Chairman of the Board) were approved for 2001 by the Compensation Committee, as recommended by the Chief Executive Officer. More significant increases were paid to certain executive officers who had materially expanded responsibilities in 2001. At Mr. Peter Nicholas' request, his base salary was reduced at the beginning of 2000 to reflect a shift in executive responsibilities following Mr. Tobin's appointment as Chief Executive Officer and was not increased for 2001.

Performance Based Annual Bonus for 2001

        The Company's Performance Bonus Award Program for salaried personnel seeks to provide pay for performance by linking bonus awards to both Company and individual performance through a range of award opportunities which depend upon the level of achievement of quarterly company and individual objectives. Corporate achievement is measured on a quarterly basis against sales and profitability goals through a matrix of revenue and net income objectives to create a range of bonus award opportunities. Individual achievement for an executive officer is measured by comparing the performance of the strategic corporate functions for which each executive officer is responsible against the business plan of the Company. Generally, annual bonus pay at the executive level is heavily weighted toward overall corporate performance in accordance with the Committee's belief that a principal function of executive personnel is to increase overall stockholder value. In most cases, actual bonus payouts for executive officers in 2001 reflect an increased percentage of their potential bonus opportunity based on pre-established individual and corporate objectives.

Long Term Incentive Grants in 2001

        The Company's broad-based stock option program is intended to attract, retain and motivate key employees for the long term. The Company has sought to coordinate and strengthen its stock incentive program in light of its history of acquisitions and mergers to eliminate conflicts among the various programs previously in place and to establish common objectives for all eligible employees. The Compensation Committee has approved, upon management recommendation, nonqualified stock option grants deep into the organization and across businesses in amounts appropriate for each individual's level of responsibility and ability to affect overall corporate objectives. Options are typically granted at fair market value as of the date of grant and vest over a period of three to five years. They are exercisable until the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment. In 2000, the Compensation Committee approved for grant a one-time restricted stock award to senior management, including most executive officers, with three-year vesting.

        In accordance with the Company's annual practice, executive officers, including the Chief Executive Officer and Chairman of the Board, were considered for and given stock option grants in December 2001. These options were granted at fair market value as of the date of grant and vest over four years. For 2001, the total number of shares granted under the Company's incentive plans was established at lower than average amounts as compared to the Company's historical practice.

How was the Company's Chief Executive Officer compensated in 2001?

        Mr. Tobin was appointed President and Chief Executive Officer in March 1999. Pursuant to his employment contract, Mr. Tobin's 1999 base salary was set at a level consistent with the Company's historical compensation practices. Since then, the Compensation Committee has approved moderate increases in Mr. Tobin's salary for the years 2000 and 2001. Mr. Tobin participates in the Company's Performance Bonus Award Program. Actual bonus payouts in 2001 reflected an increased percentage of his potential bonus opportunity based on pre-established corporate and individual objectives. At his request, Mr. Tobin did not participate in the restricted stock retention program approved for grant in early 2000 to other executive officers, but has participated in subsequent option programs during 2000 and 2001. During 2001, Mr. Tobin was granted 45,000 shares of common stock of the Company at the fair market value on the date of grant. The shares vest over a period of four years in equal annual installments beginning with the first anniversary of the date of grant and expire in ten years.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Since 1996, the Company has structured performance-based components of the compensation paid to its executive officers in a manner intended to satisfy these requirements without negatively affecting the Company's overall compensation strategy. The Company's 1995 Long-Term Incentive Plan and the Boston Scientific Corporation 2000 Long-Term Incentive Plan both incorporate provisions intended to comply with Section 162(m) of the Code. For 2001, the Company elected to implement the compensation and performance bonus award program described above taking into account the limitations imposed by Section 162(m) but without specific attempts to comply with the statute.

        This Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, except to the extent the Company specifically incorporates this Report by reference into another Company filing.

Members of the Executive Compensation and Human Resources Committee

LAWRENCE L. HORSCH, Chairman	RAY J. GROVES
JOEL L. FLEISHMAN	WARREN B. RUDMAN
MARYE ANNE FOX

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee or other directors of the Company which require disclosure in this Proxy Statement.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and other responsibilities set forth in the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements to be incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors the selection of Ernst & Young LLP as the Company's independent auditors for 2002.

        This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, except to the extent the Company specifically incorporates this Report by reference into another Company filing.

Members of the Audit Committee

JOEL L. FLEISHMAN, Chairman	LAWRENCE L. HORSCH
JOSEPH A. CIFFOLILLO	ERNEST MARIO

STOCK PERFORMANCE GRAPH

        The graph below compares the five-year total return to stockholders on Boston Scientific common stock with the return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare (Medical Products and Supplies) Index. The graph assumes $100 was invested in the Company's common stock and in each of the named indices on January 1, 1997 and that all dividends were reinvested.

	Dec. 96	Dec. 97	Dec. 98	Dec. 99	Dec. 00	Dec. 01
Boston Scientific Corporation	$100	$76.46	$89.38	$72.92	$45.63	$80.40
Healthcare (Medical Products and Supplies) Index	$100	$124.67	$179.70	$166.45	$240.09	$227.92
S&P 500 Index	$100	$133.36	$171.48	$207.56	$188.66	$166.24

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Ernst & Young LLP has been the independent auditors for the Company and will serve in that capacity for the 2002 fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions from stockholders.

        The fees billed during 2001 by Ernst & Young LLP for services provided to the Company were as follows.

Audit Fees.

        Ernst & Young LLP billed Boston Scientific an aggregate of approximately $1.1 million for professional services rendered in connection with the Company's annual audit.

Financial Information Systems Design and Implementation.

        Ernst & Young LLP did not provide Boston Scientific with any professional services in connection with Financial Information Systems Design and Implementation.

All Other Fees

        For 2001, Ernst & Young LLP billed Boston Scientific approximately $2.4 million for other non-audit activities, including audit related services of $869,000 and nonaudit services of $1.5 million. Audit related services generally include fees for pension and statutory audits, business acquisitions, litigation support services, accounting consultation and SEC registration statements, and nonaudit services generally include fees for tax advice and consultation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 2001. To the best knowledge of the Company, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders, with the exception of a one late Form 4 filed for Mr. Ciffolillo which reported the distribution of common stock from an exchange fund upon its termination. In making these statements, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Securities and Exchange Commission.

STOCKHOLDER PROPOSALS

        If you wish to submit proposals to be included in the Company's year 2003 Proxy Statement, we must receive them on or before December 5, 2002. Please address your proposals to the Company's Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

DIRECTOR NOMINATIONS

        The Corporate Governance Committee of the Board will consider qualified nominees for director recommended by stockholders of the Company. Recommendations should be sent to the Secretary of the Company at the address listed above.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BOSTON SCIENTIFIC CORPORATION, ATTN: INVESTOR RELATIONS, ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760-1537.

APPENDIX

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
BOSTON SCIENTIFIC CORPORATION

        The Audit Committee provides assistance to the Board in fulfilling its responsibility to shareholders and others relating to the Company's financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, selection and evaluation of independent auditors, annual independent audit of the Company's financial statements, and legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain auditors, counsel, or other experts for this purpose.

        While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Conduct.

        The independent audit responsibilities of the Audit Committee include:

  •
  Selecting and, where appropriate, replacing the Company's independent auditors with the approval of the Board;

  •
  Evaluating the independent auditors and establishing that the independent auditors are ultimately accountable to the Board and the Audit Committee;

  •
  Meeting privately with the independent auditors at each Audit Committee meeting or as otherwise appropriate;

  •
  Periodically obtaining from the independent auditors formal written disclosures with respect to all relationships between the auditors and the Company, including those required by the Independent Standards Board, actively engaging in a dialogue with the independent auditors concerning any disclosed relationships or services that may impact their objectivity and independence from management and the Company, and taking appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence;

  •
  Reviewing the plans, scope and staffing of the examination conducted by the independent auditors and their fees, and recommending approval by the Board;

  •
  Discussing the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards; and

  •
  Reviewing the reports, evaluations, and recommendations of the independent auditors and monitoring progress toward correction of any important deficiencies identified by the auditors.

        The internal control responsibilities of the Audit Committee include:

  •
  Receiving reports on business operations and functions as well as other financial reporting and control issues directly from Corporate Analysis and Control and monitoring progress toward correction of any important deficiencies;

  •
  Receiving reports directly from Corporate Analysis and Control relative to the travel and expense accounts of the Chief Executive Officer and other executive officers;

  •
  Discussing with the internal auditors the overall scope and plans for their respective audits;

  •
  Meeting privately as necessary with the Company's Vice President of Corporate Analysis and Control; and

  •
  Discussing with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

        The corporate compliance responsibilities of the Audit Committee include:

  •
  Monitoring adherence to established corporate policies, codes and practices, including such matters as conflicts of interest, political contributions, questionable payments and standards of business conduct, and arranging for any special investigations or audits that may be deemed necessary; in this connection, the Committee will receive annually, at its July meeting, a report on compliance confirmations obtained pursuant to the Code of Business Conduct;

  •
  Maintaining an overview of the Company's policy, practice, staffing and posture regarding general legal matters, tax law and regulatory law issues, and reviewing the Company's relationship with external attorneys; and

  •
  Making appropriate reports and recommendations to the Board of Directors.

        The reporting responsibilities of the audit committee include:

  •
  Reviewing the accounting standards and principles followed by the Company and, in this connection, receiving annually from the independent auditors a report describing any material item affecting the financial statements which might be given alternative treatment;

  •
  Reviewing the Company's compliance with financial reporting requirements;

  •
  Assuring that the independent auditors review the interim financial information in accordance with applicable auditing standards prior to the filing with the Securities and Exchange Commission of interim financial information in the Company's Quarterly Reports on Form 10-Q;

  •
  Reviewing with management and the independent auditors the financial statements to be included in the Company's Annual Reports on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and the completeness of the financial statements;

  •
  Following this review, recommending to the Board whether to include the financial statements in the Company's Annual Reports on Form 10-K for filing with the Securities and Exchange Committee; and

  •
  Approving and executing a report for inclusion in proxy statements soliciting proxies for use at shareholder meetings at which directors are elected informing shareholders of the Audit Committee's oversight responsibility with respect to financial reporting in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, Inc.

        This Section 4.4 (of the Company's Corporate Governance Manual) constitutes the charter of the Audit Committee and governs the structure and operation of the Committee. The Committee shall review and reassess the adequacy of the charter at least annually and recommend to the Board any appropriate changes. The Committee shall be appointed by the Board and shall comprise at least three directors, each of which are independent of management and the Company. Members of the Committee shall be considered independent within the meaning of this Section 4.4 if they have no relationship that may interfere with the exercise of their independence from management and the Company in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, Inc. All Committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

BOSTON SCIENTIFIC CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

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1.	Election of Directors Nominees: (01) Ursula M. Burns, (02) Ray J. Groves, (03) Peter M. Nicholas, (04) Uwe E. Reinhardt, (05) Warren B. Ridman, and (06) James R. Tobin.					2.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
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PROXY

BOSTON SCIENTIFIC CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints PETER M. NICHOLAS, PAUL W. SANDMAN and LAWRENCE J. KNOPF, and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the 'Company'), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans show on the reverse side hereof to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the FleetBoston Financial Building, 100 Federal Street, Boston, Massachusetts on Tuesday, May 7, 2002, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof.

        THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF AND PROXY STATEMENT FOR THE ANNUAL MEETING.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED 'FOR' PROPOSAL 1.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSALS TO BE VOTED UPON
STOCK OWNERSHIP
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND NOMINEES
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
BOARD COMMITTEE MEMBERSHIP
Executive Officers
SUMMARY COMPENSATION TABLE
2001 OPTION/SAR GRANTS
TOTAL 2001 OPTION/SAR EXERCISES AND YEAR–END OPTION/SAR VALUES
REPORT ON EXECUTIVE COMPENSATION FOR 2001 BY THE EXECUTIVE COMPENSATION AND HUMAN RESOURCES COMMITTEE
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
DIRECTOR NOMINATIONS
APPENDIX
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF BOSTON SCIENTIFIC CORPORATION